Exhibit 10.2

Execution Version

NINTH SUPPLEMENTAL INDENTURE

NINTH SUPPLEMENTAL INDENTURE, dated as of April 30, 2015 (this “Supplemental Indenture”), by and among Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), Energy Transfer Partners, L.P., a Delaware limited partnership (the “Parent Guarantor”), the subsidiary guarantors party hereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the applicable Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Issuers, the Existing Guarantors and the Trustee have heretofore executed and delivered an indenture, dated as of April 27, 2010 (the “Base Indenture”);

WHEREAS, the following series of Debt Securities have been issued pursuant to the Base Indenture and are outstanding as of the date of this Supplemental Indenture: the 8 3⁄8% Senior Notes due 2020 (the “2020 Notes”) issued under the Base Indenture, as supplemented by the Second Supplemental Indenture thereto dated as of May 17, 2012 (the Base Indenture, as so supplemented by the Second Supplemental Indenture and as further amended, supplemented or otherwise modified to date, including without limitation pursuant to this Supplemental Indenture, the “2020 Notes Indenture”), and the 6 1⁄2% Senior Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Outstanding Notes”) issued under the Base Indenture, as supplemented by the Fourth Supplemental Indenture thereto dated as of May 9, 2013 (the Base Indenture, as so supplemented by the Fourth Supplemental Indenture and as further amended, supplemented or otherwise modified to date, including without limitation pursuant to this Supplemental Indenture, the “2021 Notes Indenture”) (each of the 2020 Notes Indenture and the 2021 Notes Indenture is sometimes referred to herein as an “Indenture”);

WHEREAS, Regency Energy Partners has entered into that certain Agreement and Plan of Merger, dated as of January 25, 2015, as amended by Amendment No. 1 thereto, dated as of February 18, 2015 (the “Merger Agreement”), by and among Regency Energy Partners, Regency GP LP, a Delaware limited partnership, the Parent Guarantor, Energy Transfer Partners GP, L.P., a Delaware limited partnership, Rendezvous I LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent Guarantor (“Rendezvous I”), Rendezvous II LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent Guarantor, ETE GP Acquirer LLC, a Delaware limited liability company, and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., pursuant to which, among other things, Rendezvous I will be merged with and into Regency Energy Partners, with Regency Energy Partners continuing as the surviving entity and a wholly owned subsidiary of the Parent Guarantor (the time at which such merger becomes effective in accordance with the Merger Agreement, the “Merger Effective Time”);

WHEREAS, Section 9.01(e) of each Indenture provides, among other things, that, without the consent of any Holder of a Note, the Issuers, the Existing Guarantors and the Trustee

may amend or supplement the Indenture, the Notes or the Guarantees to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights thereunder of any such Holder;

WHEREAS, as of the Merger Effective Time, the Parent Guarantor desires to fully and unconditionally guarantee all payment obligations of the Issuers with respect to each series of the Outstanding Notes on the terms set forth herein; and

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture pursuant to Section 9.01(e) of the Indenture, and all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Existing Guarantors, the Parent Guarantor and the Trustee agree as follows:

ARTICLE 1.

REPRESENTATIONS AND WARRANTIES OF THE PARENT GUARANTOR

The Parent Guarantor represents and warrants to the Trustee as follows:

Section 1.01. Good Standing. It is a limited partnership duly formed, validly existing and, to the extent applicable, in good standing under the laws of its state of formation as set forth in the preamble hereto.

Section 1.02. Authorization. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited partnership action on its part.

ARTICLE 2.

PARENT GUARANTEE

The Parent Guarantor hereby agrees that:

Section 2.01. The Parent Guarantee. Subject to the provisions of this Article 2, the Parent Guarantor hereby agrees, as of the Merger Effective Time, to fully and unconditionally guarantee the full and punctual payment (whether at maturity, upon acceleration, upon redemption or otherwise) of the principal of (and premium, if any) and interest on, and all other amounts payable under, each series of the Outstanding Notes, and the full and punctual payment of all other amounts payable by the Issuers to the Holders of each series of the Outstanding Notes under the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be (the “Parent Guarantee”). Upon the failure by the Issuers to fully and punctually pay any such amount, the Parent Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be.

Section 2.02. Parent Guarantee Unconditional. The Parent Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, or any series of the Outstanding Notes, by operation of law or otherwise;

(b) any modification or amendment of, or supplement to, the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, or any series of the Outstanding Notes (other than a modification, amendment or supplement effected in accordance with the terms of the applicable Indenture that expressly releases, discharges or otherwise affects the Parent Guarantee);

(c) any change in the corporate existence, structure or ownership of the Issuers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuers or their respective assets or any resulting release or discharge of any obligation of the Issuers contained in the Indenture or any series of the Outstanding Notes;

(d) the existence of any claim, set-off or other right that the Parent Guarantor may have at any time against the Issuers, the Trustee or any other Person, whether in connection with the 2020 Notes Indenture, the 2021 Notes Indenture or an unrelated transaction, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity, irregularity or unenforceability relating to, or against the Issuers for any reason of, the Indenture or any series of the Outstanding Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuers of the principal of or interest on any series of Outstanding Notes or any other amount payable by the Issuers under the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be; or

(f) any other act or omission to act or delay of any kind by the Issuers, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of or defense to the Parent Guarantor’s obligations hereunder (other than an act contemplated by the parenthetical in Section 2.02(b) above).

Section 2.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Subject to Section 2.08, the Parent Guarantee shall remain in full force and effect until the principal of (and premium, if any) and interest on, and all other amounts payable under, each series of the Outstanding Notes, and all other amounts payable by the Issuers to the Holders of each series of the Outstanding Notes under the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, have been paid in full. If at any time any payment of the principal of (or premium, if any) or interest on, or any other amounts payable under, any series of the Outstanding Notes or any other amount payable by the Issuers to the Holders of any series of the Outstanding Notes under the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, the Parent Guarantee with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 2.04. Waiver by the Parent Guarantor. The Parent Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuers or any other Person.

Section 2.05. Subrogation. The Parent Guarantor agrees that, until the indefeasible payment and satisfaction in full in cash of all applicable obligations under each series of Outstanding Notes, the Parent Guarantee and the applicable Indenture with respect to such series of Outstanding Notes, the Parent Guarantor shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of the Parent Guarantee, whether by subrogation or otherwise, against the Issuers.

Section 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuers to the Holders of any series of Outstanding Notes under the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, or the Outstanding Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuers, all such amounts otherwise subject to acceleration under the terms of the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, are nonetheless payable by the Parent Guarantor hereunder forthwith on demand by the Trustee or the Holders of such series of Outstanding Notes.

Section 2.07. Notation of Parent Guarantee Not Required. The Parent Guarantor acknowledges that the Parent Guarantee shall remain in full force and effect notwithstanding the absence on any Outstanding Note of a notation relating to the Parent Guarantee.

Section 2.08. Release of Parent Guarantor. The Parent Guarantor’s obligations under the Parent Guarantee with respect to a series of Outstanding Notes shall terminate (a) upon satisfaction and discharge of the applicable Indenture pursuant to Article 11 of such Indenture, (b) upon Legal Defeasance or Covenant Defeasance pursuant to Article 8 of such Indenture or (c) on the date on which the Parent Guarantor becomes a co-obligor of the obligations of the Issuers with respect to such series of Outstanding Notes. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably required in order to evidence the release of the Parent Guarantor from its obligations under the Parent Guarantee.

Section 2.09. Benefits Acknowledged. The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by each Indenture and that the guarantee and waivers made by the Parent Guarantor pursuant to the Parent Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 3.

AMENDMENT OF INDENTURE

With respect to each series of Outstanding Notes, Section 1.02 of each Indenture is hereby amended by inserting or restating, as the case may be, each of the following defined terms in its appropriate alphabetical position:

“Parent Guarantee” has the meaning given to such term in Section 2.01 to the Ninth Supplemental Indenture hereto, dated as of April 30, 2015.

“Parent Guarantor” means Energy Transfer Partners, L.P., but only for so long as Energy Transfer Partners, L.P. remains obligated under the Parent Guarantee pursuant to the terms of the Ninth Supplemental Indenture hereto, dated as of April 30, 2015.

ARTICLE 4.

MISCELLANEOUS

Section 4.01. General References. Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Supplemental Indenture.

Section 4.02. Effectiveness of Supplemental Indenture. Notwithstanding anything to the contrary elsewhere herein, this Supplemental Indenture shall become effective only as of the Merger Effective Time. Promptly after the Merger Effective Time, the Issuers shall provide notice thereof to the Trustee. If the Issuers notify the Trustee in writing that the Merger Effective Time will not occur, then the provisions hereof shall not become effective. Upon the effectiveness of this Supplemental Indenture, each of the 2020 Notes Indenture and the 2021 Notes Indenture shall be and be deemed to be modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under such Indenture of the Trustee, the Issuers and the Holders affected thereby shall hereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of each of the 2020 Notes Indenture and the 2021 Notes Indenture for any and all purposes.

Section 4.03. Indenture Remains in Full Force and Effect. Except as amended and supplemented hereby, all provisions in each of the 2020 Notes Indenture and the 2021 Notes Indenture shall remain in full force and effect and are in all respects ratified and confirmed. Notwithstanding anything to the contrary herein, as to the Holders of each series of Outstanding Notes, the provisions of this Supplemental Indenture are intended to either (x) provide additional rights or benefits to such Holders or (y) not adversely affect the legal rights of such Holders, and this Supplemental Indenture shall be construed and enforced to give effect to the foregoing.

Section 4.04. Supplemental Indenture Controls. If there is any conflict or inconsistency between the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 4.05. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity

Interests of the Parent Guarantor, as such, shall have any liability for any obligations of the Issuers, any Existing Guarantor or the Parent Guarantor under any series of Outstanding Notes, any Guarantees, the 2020 Notes Indenture and the 2021 Notes Indenture, as the case may be, or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of any series of Outstanding Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Outstanding Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 4.06. Notices and Demands. Any notice, demand, direction, request or other document that is required or permitted by any provision of this Supplemental Indenture or the applicable Indenture to be given or made by the Trustee or by the Holders of any series of Outstanding Notes to or upon the Parent Guarantor shall be given or made by postage-prepaid, first-class mail addressed (until another address of the Parent Guarantor is filed by the Parent Guarantor with the Trustee), to Energy Transfer Partners, L.P., 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel.

Section 4.07. Successors and Assigns. All covenants and agreements in this Supplemental Indenture made by the Issuers, the Existing Guarantors, the Parent Guarantor or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 4.08. Severability. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Outstanding Notes shall have any claim therefor against any party hereto.

Section 4.09. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 4.10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.11. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.12. Obligations Under Indenture. For the avoidance of doubt, the Parent Guarantor shall not be bound by any obligations or covenants under the Indenture except as set forth in this Supplemental Indenture or as otherwise required by the TIA.

Section 4.13. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, the Existing Guarantors and the Parent Guarantor.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

ISSUERS:

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

PARENT GUARANTOR:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner
By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas P. Mason
	Name:	Thomas P. Mason
	Title:	Senior Vice President, General Counsel and Secretary

Ninth Supplemental Indenture to

Wells Fargo April 2010 Indenture

EXISTING GUARANTORS:

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

CDM HOLDINGS LLC
	By:	CDM Resource Management LLC, its sole member
CDM RESOURCE MANAGEMENT LLC
CMA PIPELINE PARTNERSHIP, LLC
CONNECT GAS PIPELINE LLC
FRONTSTREET HUGOTON LLC
GALVESTON BAY GATHERING, LLC
GULF STATES TRANSMISSION LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, LLC
MIDSTREAM GAS SERVICES LLC
PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM JV HOLDINGS LLC
REGENCY CRUDE MARKETING LLC
REGENCY DESOTO PIPELINE LLC
REGENCY DESOTO-HESCO SERVICES LLC
REGENCY ERCP LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY GOM LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY HYDROCARBONS LLC
REGENCY LAVERNE LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MARCELLUS GAS GATHERING LLC

Ninth Supplemental Indenture to

Wells Fargo April 2010 Indenture

REGENCY MI VIDA LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY NEPA GAS GATHERING LLC
REGENCY PIPELINE LLC
REGENCY QUITMAN GATHERING LLC
REGENCY RANCH JV LLC
REGENCY TEXAS PIPELINE LLC
REGENCY UTICA HOLDCO LLC
REGENCY UTICA GAS GATHERING LLC
REGENCY VAUGHN GATHERING LLC
RGP MARKETING LLC
RGU WEST LLC
RHEP CRUDE LLC
SUPERIOR GAS COMPRESSION, LLC
WGP-KHC, LLC
	By:	FrontStreet Hugoton LLC,
its sole member
By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

RGP WESTEX GATHERING INC.
WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Ninth Supplemental Indenture to

Wells Fargo April 2010 Indenture

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC
By:	Penn Virginia Operating Co., LLC, its sole member
By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Ninth Supplemental Indenture to

Wells Fargo April 2010 Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

Ninth Supplemental Indenture to

Wells Fargo April 2010 Indenture